UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 300 Park Center I
6100 Oak Tree Boulevard
Independence, Ohio 44131
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
GrafTech International Ltd. (“GrafTech”) and certain of its subsidiaries (together with GrafTech, the “Company”) entered into an Amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of April 23, 2014, as amended by the First Amendment dated as of November 19, 2014 and as further amended by the Second Amendment dated as of December 19, 2014, with the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender (the “Credit Agreement”), to establish a senior secured delayed draw term loan facility in the aggregate principal amount of $40,000,000 (the “Term Facility”).
The Term Facility is unconditionally guaranteed by the same guarantors that guarantee borrowings made by GrafTech Finance Inc. (“Finance”), a Delaware corporation and an indirect, wholly owned subsidiary of GrafTech, under the $400,000,000 senior secured revolving credit facility previously established under the Credit Agreement (the “Revolving Facility”) and is secured by the same collateral securing any borrowings made by Finance under the Revolving Facility. The Term Facility permits voluntary prepayments without premium or penalty. Amounts borrowed under the Term Facility that are repaid or prepaid may not be reborrowed. The Term Facility and the Revolving Facility mature on the same date, April 23, 2019.
The Term Facility will amortize in equal quarterly installments during each of the four periods set forth below, commencing on the last day of the first full fiscal quarter commencing on or after the date on which the loans under the Term Facility are drawn (the “Drawdown Date”). The Term Facility will amortize in an amount for each such period equal to the following percentages of the aggregate principal amount of the Term Facility on the Drawdown Date:

•	10% during the first full four-fiscal-quarter period commencing after the Drawdown Date;

•	15% during the second full four-fiscal-quarter period commencing after the Drawdown Date;

•	20% during the third full four-fiscal-quarter period commencing after the Drawdown Date; and

•	55% thereafter, with the balance at maturity being treated as an equal quarterly installment.

The commitment under the Term Facility expires on October 31, 2015. All proceeds of the Term Facility will be used, along with other cash resources available to the Company, to prepay, redeem or repurchase GrafTech’s $200,000,000 Senior Subordinated Notes due November 30, 2015.

In addition, the Credit Agreement was amended to adjust interest rates and fees applicable to the Revolving Facility and to adjust the senior secured leverage ratio covenant. The Company paid the lenders a customary fee for the Amendment. Some of the lenders and their affiliates have performed and may in the future perform various commercial banking, investment banking and other financial advisory services for the Company for which they have received and will receive customary compensation.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment and Restatement Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)   Exhibits.

10.1
Second Amendment and Restatement Agreement dated as of February 27, 2015, among GrafTech International Ltd., GrafTech Finance Inc., GrafTech Luxembourg I S.à.r.l., GrafTech Luxembourg II S.à.r.l. and GrafTech Switzerland S.A.; the LC Subsidiaries (as defined therein) from time to time party thereto; and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, as an Issuing Bank and as Swingline Lender (as defined therein) (the Second Amended and Restated Credit Agreement dated as of February 27, 2015 is attached as Exhibit A).

10.2
2015 U.S. Reaffirmation Agreement dated as of February 27, 2015, among GrafTech International Ltd., GrafTech Finance Inc., GrafTech Luxembourg I S.à.r.l., GrafTech Luxembourg II S.à.r.l. and GrafTech Switzerland S.A.; the Subsidiaries party thereto; and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

10.3
2015 Luxembourg Reaffirmation Agreement dated as of February 27, 2015, among GrafTech International Holdings, Inc., GrafTech Luxembourg I S.à.r.l., and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

99.1	Press release of GrafTech International Ltd., dated March 2, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	March 2, 2015	By:	/s/ John D. Moran
John D. Moran
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Second Amendment and Restatement Agreement dated as of February 27, 2015, among GrafTech International Ltd., GrafTech Finance Inc., GrafTech Luxembourg I S.à.r.l., GrafTech Luxembourg II S.à.r.l. and GrafTech Switzerland S.A.; the LC Subsidiaries (as defined therein) from time to time party thereto; and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, as an Issuing Bank and as Swingline Lender (as defined therein) (the Second Amended and Restated Credit Agreement dated as of February 27, 2015 is attached as Exhibit A).

10.2
2015 U.S. Reaffirmation Agreement dated as of February 27, 2015, among GrafTech International Ltd., GrafTech Finance Inc., GrafTech Luxembourg I S.à.r.l., GrafTech Luxembourg II S.à.r.l. and GrafTech Switzerland S.A.; the Subsidiaries party thereto; and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

10.3
2015 Luxembourg Reaffirmation Agreement dated as of February 27, 2015, among GrafTech International Holdings, Inc., GrafTech Luxembourg I S.à.r.l., and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

99.1	Press release of GrafTech International Ltd., dated March 2, 2015.